PBF Logistics Increases Quarterly Distribution to $0.49 per Unit and
Announces First Quarter 2018 Earnings Results

•	First quarter net income attributable to the limited partners of $18.3 million, or $0.43 per common unit, net of the General Partner interest, and EBITDA attributable to PBFX of $36.3 million

•	Fourteenth consecutive quarterly distribution increase to $0.49 per unit, representing a 63% increase to the Partnership’s minimum quarterly distribution

•	Highlights April acquisition of multiple assets for $125.4 million, at a 6.9x run-rate EBITDA multiple

PARSIPPANY, NJ – May 3, 2018 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) today announced first quarter 2018 net income attributable to the limited partners of $18.3 million, or $0.43 per common unit, net of the General Partner interest. During the quarter, the Partnership generated cash from operations of approximately $44.1 million, earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $36.3 million and distributable cash flow of $26.2 million.

“Our first quarter performance reflects another solid operational quarter. Utilization at our East Coast rail facilities increased as a result of favorable crude oil economics for our sponsor. We are actively attracting additional third parties to our East Coast terminals as we continue to build that business,” said PBF Logistics GP LLC Executive Vice President Matt Lucey. “Subsequent to the end of the quarter, we announced a multi-asset transaction that will continue the growth of the Partnership. Our robust business development efforts generated these opportunities for the benefit of both the Partnership and our sponsor. We remain focused on further developing our promising pipeline of organic projects and supplementing that growth with additional third-party acquisitions such as the recently acquired Cummins Terminals. The Partnership is committed to delivering future growth and rewarding our unitholders.”

As of March 31, 2018, the Partnership had approximately $358.0 million of liquidity, including approximately $22.0 million in cash and cash equivalents, and access to approximately $336.0 million under its existing revolving credit facility.

Acquisitions and Growth
On April 16, 2018, the Partnership announced that it entered into multiple agreements delivering accretive growth. First, PBF Logistics acquired the third-party Cummins Terminals, located in Knoxville, TN. Additionally, the Partnership has reached an agreement to acquire several development assets from subsidiaries of PBF Energy Inc. (NYSE:PBF, “PBF Energy”), its sponsor. The execution of definitive agreements for, and the closing of, the assets to be acquired from PBF Energy are expected in the second quarter of 2018.

In association with the assets acquired from PBF Energy, the Partnership has identified organic growth investment projects that will generate incremental revenue for PBFX while providing new opportunities for PBF Energy to maximize the potential of presently under-utilized assets. Upon completion of the organic project investments, run-rate annualized EBITDA is expected to be approximately $18.1 million, which will be supported by long-term agreements with PBF Energy. The total consideration of $125.4 million, including acquisitions and investments, is expected to be financed through a combination of cash on hand, borrowings under the Partnership’s revolving credit facility and equity issued to PBF Energy. Pro forma leverage is expected to remain below 3.7x.

PBF Logistics Announces Increased Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.49 per common unit. The distribution is payable on May 30, 2018, to unitholders of record at the close of business on May 15, 2018.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
PBFX Reconciliation of Amounts under U.S. GAAP to annualized run-rate EBITDA (unaudited, in millions)

Reconciliation of Acquired assets and project related Forecasted Net Income to annualized run-rate EBITDA:

Forecasted net income	$10.4
Add: Depreciation and amortization expense	3.8
Add: Interest expense, net and other financing costs	3.9
Annualized run-rate EBITDA	$18.1

The Partnership defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, income from operations, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, May 3, 2018, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (877) 876-9176 or (785) 424-1667, conference ID: PBFXQ118. The audio replay will be available two hours after the end of the call through May 17, 2018, by dialing (800) 839-1337 or (402) 220-0489.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including the Annual Report on Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present our results of operations, related operational information, and reconciliations of net income and net cash provided by operating activities to EBITDA and distributable cash flow (both as defined below) of PBFX for the three months ended March 31, 2018 and 2017. The financial information presented contains the financial results of PBFX and PNGPC (as defined below) prior to the PNGPC Acquisition (as defined below) on February 28, 2017.

Effective January 1, 2018, our wholly-owned subsidiary, Delaware City Terminaling Company LLC, and PBF Holding Company LLC (“PBF Holding”) amended the commercial agreements relating to our Delaware City rail unloading assets with the service fees thereunder being adjusted, including the addition of an ancillary fee paid by PBF Holding on an actual cost basis (the “Amended and Restated Rail Agreements”).

On April 17, 2017, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), acquired the Toledo, Ohio refined products terminal assets (the “Toledo Products Terminal”) from Sunoco Logistics Partners L.P. (the “Toledo Products Terminal Acquisition”). The Toledo Products Terminal is directly connected to, and currently supplied by, PBF Holding's Toledo Refinery. The Toledo Products Terminal is comprised of a ten-bay truck rack and over 110,000 barrels of chemicals, clean product and additive storage capacity.

On February 28, 2017, our wholly-owned subsidiary, PBFX Operating Company LLC (“PBFX Op Co”), acquired from PBF Energy Company LLC (“PBF LLC”), a subsidiary of PBF Energy Inc. (“PBF Energy”), all of the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) (the “PNGPC Acquisition”). In connection with the PNGPC Acquisition, we constructed a new 24” natural gas pipeline to replace the existing interstate pipeline, which commenced services in August 2017 (the “Paulsboro Natural Gas Pipeline”). Concurrent with commencement of operations of the Paulsboro Natural Gas Pipeline, a new service agreement was entered into between PNGPC and Paulsboro Refining Company LLC (“PRC”).

In November 2017, we completed construction of a new crude tank with a shell capacity of 625,000 barrels at PBF Holding’s Chalmette Refinery (the “Chalmette Storage Tank”). Our wholly-owned subsidiary, PBFX Op Co, began providing storage services to PBF Holding in November 2017 at PBF Holding’s Chalmette Refinery under a ten-year storage services agreement (the “Chalmette Storage Services Agreement”).

The PNGPC Acquisition was a transfer between entities under common control. Accordingly, PBFX’s financial information contained herein has been retrospectively adjusted to include the historical results of PNGPC as if it was owned by the Partnership for all periods presented. The results of PNGPC are included in the Transportation and Terminaling segment.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation and amortization expense attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. EBITDA, EBITDA attributable to PBFX and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX and distributable cash flow are not presentations made in accordance with GAAP, they are supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and EBITDA attributable to PBFX provides useful information to investors in assessing our financial condition and results of operations. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with another perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended March 31,
	2018	2017
Revenue (a):
Affiliate	$60,864	$56,202
Third-party	3,175	4,275
Total revenue	64,039	60,477

Costs and expenses:
Operating and maintenance expenses (a)	18,048	15,769
General and administrative expenses	4,291	3,315
Depreciation and amortization	6,495	5,352
Total costs and expenses	28,834	24,436

Income from operations	35,205	36,041

Other expense:
Interest expense, net	(9,585)	(7,568)
Amortization of loan fees and debt premium	(363)	(416)
Net income	25,257	28,057
Less: Net loss attributable to Predecessor	—	(150)
Less: Net income attributable to noncontrolling interest (g)	4,022	3,599
Net income attributable to the partners	21,235	24,608
Less: Net income attributable to the IDR holder	2,959	1,686
Net income attributable to PBF Logistics LP unitholders	$18,276	$22,922

Net income per limited partner unit (h):
Common units - basic	$0.43	$0.55
Common units - diluted	0.43	0.55
Subordinated units - basic and diluted	—	0.55

Weighted-average limited partner units outstanding (h):
Common units - basic	42,129,377	26,042,248
Common units - diluted	42,236,092	26,127,441
Subordinated units - basic and diluted	—	15,886,553

Cash distribution declared per unit (e)	$0.49	$0.46

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended March 31,
	2018	2017
Transportation and Terminaling Segment
Terminals
Total throughput (barrels per day (“bpd”)) (b)(d)	197,398	178,715
Lease tank capacity (average lease capacity barrels per month)	2,137,302	2,126,209
Pipelines
Total throughput (bpd) (b)(d)	152,757	146,302
Lease tank capacity (average lease capacity barrels per month)	1,536,912	1,371,862

Storage Segment
Storage capacity reserved (average shell capacity barrels per month)	4,478,755	3,691,939

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$44,056	$53,797
Investing activities	(3,953)	(19,497)
Financing activities	(37,758)	(57,691)
Net change in cash	$2,345	$(23,391)

Other Financial Information:
EBITDA attributable to PBFX (c)	$36,317	$36,469
Distributable cash flow (c)	$26,246	$28,574
Quarterly distribution declared per unit (e)	$0.49	$0.46
Distributions (e):
Common units	$20,847	$12,141
Subordinated units - PBF LLC	—	7,308
IDR holder - PBF LLC	2,959	1,686
Total distributions	$23,806	$21,135
Coverage ratio (c)	1.10x	1.35x
Capital expenditures	$3,953	$19,467

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, in thousands)

	March 31,	December 31,
Balance Sheet Information:	2018	2017
Cash and cash equivalents (f)	$22,009	$19,664
Property, plant and equipment, net	670,261	673,823
Total assets	728,480	737,550
Total debt (f)	539,456	548,793
Total liabilities	573,659	580,455
Partners’ equity	(16,104)	(14,808)
Noncontrolling interest (g)	170,925	171,903
Total liabilities and equity	728,480	737,550

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$25,257	$28,057
Interest expense, net	9,585	7,568
Amortization of loan fees and debt premium	363	416
Depreciation and amortization	6,495	5,352
EBITDA	41,700	41,393
Less: Predecessor EBITDA	—	(40)
Less: Noncontrolling interest EBITDA (g)	5,383	4,964
EBITDA attributable to PBFX	36,317	36,469
Non-cash unit-based compensation expense	834	680
Cash interest	(9,580)	(7,750)
Maintenance capital expenditures	(1,325)	(825)
Distributable cash flow	$26,246	$28,574

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$44,056	$53,797
Change in operating assets and liabilities	(11,107)	(19,292)
Interest expense, net	9,585	7,568
Non-cash unit-based compensation expense	(834)	(680)
EBITDA	41,700	41,393
Less: Predecessor EBITDA	—	(40)
Less: Noncontrolling interest EBITDA (g)	5,383	4,964
EBITDA attributable to PBFX	36,317	36,469
Non-cash unit-based compensation expense	834	680
Cash interest	(9,580)	(7,750)
Maintenance capital expenditures	(1,325)	(825)
Distributable cash flow	$26,246	$28,574

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended March 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$56,970	$7,069	$—	$64,039
Depreciation and amortization expense	5,570	925	—	6,495
Income (loss) from operations	35,505	3,991	(4,291)	35,205
Interest expense, net and amortization of loan fees and debt premium	—	—	9,948	9,948
Capital expenditures	3,867	86	—	3,953

	Three Months Ended March 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$54,939	$5,538	$—	$60,477
Depreciation and amortization expense	4,751	601	—	5,352
Income (loss) from operations	36,106	3,250	(3,315)	36,041
Interest expense, net and amortization of loan fees and debt premium	—	—	7,984	7,984
Capital expenditures	15,293	4,174	—	19,467

	Balance at March 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$640,095	$85,220	$3,165	$728,480

	Balance at December 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$639,310	$86,760	$11,480	$737,550

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenues - Effective January 1, 2018, we entered into the Amended and Restated Rail Agreements, which impacted revenue recognized related to those assets for the quarter.

On April 17, 2017, our wholly-owned subsidiary, PLTP, acquired the Toledo Products Terminal, which is accounted for as a business combination. As such, there is no revenue associated with the terminal prior to our acquisition.

In August 2017, the Paulsboro Natural Gas Pipeline commenced service. Concurrent with the commencement of operations, a new service agreement was entered into between PNGPC and PRC regarding the Paulsboro Natural Gas Pipeline.

In November 2017, the Chalmette Storage Tank was completed, and, as a result, the Chalmette Storage Services Agreement commenced.

Operating and maintenance expenses - As a result of the Toledo Products Terminal Acquisition, the PNGPC Acquisition and commencement of operations of the Chalmette Storage Tank, our operating expenses are not comparative to prior periods due to expenses associated with these acquired assets.

(b) Calculated as the sum of the average throughput per day for each asset group for the period presented.

(c) See “Non-GAAP Financial Measures” on page 4 for definitions of EBITDA, EBITDA attributable to PBFX, distributable cash flow and coverage ratio.

(d)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the acquisitions of the Toledo Products Terminal and the Paulsboro Natural Gas Pipeline.

(e)
On May 3, 2018, we announced a quarterly cash distribution of $0.49 per limited partner unit based on the results of the first quarter of 2018. The distribution is payable on May 30, 2018 to PBFX unitholders of record at the close of business on May 15, 2018. The total distribution amounts include the expected distributions to be made related to first quarter earnings.

(f)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of March 31, 2018 and December 31, 2017 was $517,447 and $529,129, respectively.

(g)
Our subsidiary, PBFX Op Co, holds a 50% controlling interest in Torrance Valley Pipeline Company LLC (“TVPC”), with the other 50% interest in TVPC owned by TVP Holding Company LLC (“TVP Holding”), an indirect subsidiary of PBF Holding. PBFX Op Co is also the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidate the financial results of TVPC, and record a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

(h)
PBFX bases its calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period. The weighted-average number of common and subordinated units reflects the conversion of all outstanding subordinated units to common units on June 1, 2017.